CONTACTS:	PhotoMedex, Inc.
Lippert/Heilshorn & Associates, Inc.	Dennis McGrath, CFO
Kim Sutton Golodetz (investors)	215-619-3287
212-838-3777	info@photomedex.com
Kgolodetz@lhai.com
Bruce Voss, 310-691-7100
Bvoss@lhai.com

PHOTOMEDEX REPORTS 2006 FOURTH QUARTER AND FULL YEAR RESULTS

MONTGOMERYVILLE, Pa. - March 1, 2007 - PhotoMedex, Inc. (NASDAQ: PHMD) today announced financial and operating results for the three and 12 months ended December 31, 2006. Financial highlights of the 2006 fourth quarter include:

•	XTRAC® procedures up 51% from the prior-year fourth quarter and up 15% sequentially
•	XTRAC® revenues up 63% from the prior-year fourth quarter
•	XTRAC® gross profit up 85% from the prior-year fourth quarter
•	Dermatology division revenues up 37% from the prior-year fourth quarter
•	Total revenues up 11.3% to $8,593,425, from $7,722,166 in the fourth quarter of 2005.

“Our dermatology business continues to achieve steady sales growth, which supported expansion of our sales force in both the ProCyte and XTRAC segments. We also have established a clinical specialist team to enhance and enable further growth in this business,” said Jeffrey O’Donnell, PhotoMedex President and CEO. “We believe that this new infrastructure will allow us to sustain the momentum we created in 2006 throughout 2007. More specifically, we believe that our new field infrastructure will achieve XTRAC sales growth in 2007 consistent with the 60% growth of 2006 and will be able to handle accelerated growth that could be generated through beneficial market dynamics such as additional insurance acceptance of the XTRAC excimer laser for the treatment of psoriasis. We anticipate that 2007 total revenues will increase 15% to 20% compared with 2006.”

Mr. O’Donnell added, “PhotoMedex had a strong showing at the 65th Annual American Academy of Dermatology Conference in Washington, D.C., last month, our most important medical conference of the year. Copper Peptide was featured in one skincare products presentation and the XTRAC for treatment of psoriasis was featured in eight podium presentations. We received more than 300 strong leads from physicians attending the conference, which we are currently in the process of following up. I was very pleased with the excitement and interest created at the conference by the key opinion leader physicians who made podium presentations on their clinical results with the XTRAC laser system.”

The net loss for the fourth quarter of 2006 was $2,109,169, or $0.04 per share, compared with a net loss for the fourth quarter of 2005 of $797,381, or $0.02 per share. The 2006 fourth quarter net loss included non-cash charges for stock-based compensation expense of $189,059 and depreciation and amortization of $1,097,358. The 2005 fourth quarter net loss included depreciation and amortization of $988,042; there was no stock-based compensation expense recorded in the 2005 fourth quarter because the adoption of the new accounting standard FAS 123R occurred on January 1, 2006. A reconciliation of non-GAAP financial measures to GAAP financial measures, and a presentation of the most directly comparable GAAP financial measures is included below under Non-GAAP Measures.

Revenues for the year ended December 31, 2006 were $33,189,877, compared with revenues for the year ended December 31, 2005 of $28,384,506, an increase of 16.9%.

The net loss for 2006 was $7,492,397, or $0.14 per share, compared with a net loss for 2005 of $3,936,044, or $0.08 per share. The 2006 net loss included non-cash charges for stock-based compensation expense of $1,437,170 and depreciation and amortization of $4,199,047. The 2005 net loss included depreciation and amortization of $3,217,200; there was no stock-based compensation expense recorded in 2005.

As of December 31, 2006, the Company had cash and cash equivalents of $12,885,742, including restricted cash of $156,000.

Non-GAAP Measures
To supplement PhotoMedex’s consolidated financial statements presented in accordance with GAAP, PhotoMedex provides certain non-GAAP measures of financial performance. These non-GAAP measures include non-GAAP net loss and non-GAAP loss per share.

PhotoMedex’s reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards, but are not a substitute for, nor superior to, GAAP results. These non-GAAP measures are provided to enhance investors' overall understanding of PhotoMedex’s current financial performance and to provide further information for comparative information due to the adoption of the new accounting standard FAS 123R.

Specifically, the Company believes the non-GAAP measures provide useful information to both management and investors by isolating certain expenses, gains and losses that may not be indicative of the Company’s core operating results and business outlook. In addition, PhotoMedex believes non-GAAP measures that exclude stock-based compensation expense enhance the comparability of results against prior periods. Reconciliation to the most directly comparable GAAP measure of all non-GAAP measures included in this press release is as follows:

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
Net Loss (as reported)	$(2,109,169)	$(797,381)	$(7,492,397)	$(3,936,044)
Adjustments:
Stock-based compensation expense	189,059	-	1,437,170	-
Depreciation and amortization expense	1,097,358	988,042	4,199,047	3,217,200
Other non-cash charges	18,692	227,299	129,058	586,300
Other income from Settlement of subordinated notes	-	-		(244,988)
Other income from Legal settlement	-	(1,500,000)	-	(1,500,000)
Total adjustments	1,305,109	(284,659)	5,765,275	2,058,512
Non-GAAP adjusted income (loss)	$(804,060)	$(1,082,040)	$(1,727,122)	$(1,877,532)

Shares used in computing basic and diluted net loss per share	59,239,878	51,322,000	54,188,914	48,786,109

Non-GAAP adjusted loss per share	$(0.01)	$(0.02)	$(0.03)	$(0.03)

Achievements:
The following were among the more notable achievements in 2006:

Reimbursement:
•	Blue Cross Blue Shield of Florida, with 3.8 million health plan members, adopted XTRAC reimbursement
•	Pennsylvania Independence Blue Cross, with 3.5 million medical members, implemented XTRAC reimbursement
•	Highmark Blue Cross, with 4.1 million members, implemented XTRAC reimbursement
•	Initiated a clinical trial for severe psoriasis using the XTRAC at the University of California, San Francisco

Financial:
•	Completed private placement of Company securities raising $11.4 million in net proceeds
•	Awarded national contract to provide Surgical Services to more than 200 hospitals
•	Ranked No. 1 by Institutional Shareholder Services in Corporate Governance Practices in Philadelphia Region
•	Presented at 6 investment banking conferences

Operations:
•	Expanded XTRAC sales organization
•	Added XTRAC clinical specialists to organization
•	Launched new corporate web site

New Product Development and Licensing:
•	Issued new U.S. patent for XTRAC hand-piece
•	Licensed vitiligo patent from Mt. Sinai School of Medicine
•	Launched VTRAC, an international lamp-based UVB phototherapy system
•	Launched the Diode laser system and reached significant revenue milestones

Conference Call
PhotoMedex will hold a conference call to discuss the Company's fourth quarter and full year 2006 results today, Thursday, March 1, 2007 at 4:30 p.m. Eastern Time. To participate in the conference call, dial 800-811-8824 (and confirmation code # 9818542) approximately 5 to 10 minutes prior to the scheduled start time. If you are unable to participate, a digital replay of the call will be available from Thursday, March 1, from 7:30 p.m. ET until midnight on Wednesday, March 14, by dialing 888-203-1112 and using confirmation code # 9818542.

A live broadcast of the PhotoMedex, Inc.'s quarterly conference call will be available online with accompanying slide presentation by going to www.photomedex.com and clicking on the link to Investor Relations, and at www.streetevents.com. The online replay will be available shortly after the call at those sites.

About PhotoMedex
PhotoMedex is engaged in the development of proprietary excimer laser and fiber optic systems and techniques directed toward dermatological applications, with FDA clearance to market the XTRAC® laser system for the treatment of psoriasis, vitiligo, atopic dermatitis and leukoderma. In addition, the Company provides contract medical procedures to hospitals, surgi-centers and doctors' offices, offering a wide range of products and services across multiple specialty areas, including dermatology, urology, gynecology, orthopedics, and other surgical specialties. The Company is a leader in the development, manufacturing and marketing of medical laser products and services. In addition, as a result of the merger with ProCyte, PhotoMedex now develops and markets products based on its patented, clinically proven Copper Peptide technology for skin health, hair care and wound care. PhotoMedex sells directly to dermatologists, plastic and cosmetic surgeons, spas and salons and through licenses with strategic partners into the consumer market, including a long-term worldwide license agreement with Neutrogena®, a Johnson & Johnson company. ProCyte brands include Neova®, Ti-Silc®, VitalCopper®, Simple Solutions® and AquaSanté®.

SAFE HARBOR STATEMENT

Some paragraphs of this press release, particularly those describing PhotoMedex' strategies, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1993, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While PhotoMedex is working to achieve those goals and strategies, actual results could differ materially from those projected in the forward-looking statements as a result of a number of factors, including difficulties in marketing its products and services, need for capital, competition from other companies and other factors, any of which could have an adverse effect on the business plans of PhotoMedex, its reputation in the industry or its expected financial return from operations. Factors such as these could have an adverse effect on PhotoMedex' results of operations. In light of significant uncertainties inherent in forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by PhotoMedex and its subsidiaries that they will achieve such forward-looking statements.

-- Financial Statements follow --

PHOTOMEDEX, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

		Three Months Ended December 31,			Year Ended December 31,
		2006	2005		2006	2005 *

Revenues		$8,593,425	$7,722,166		$33,189,877	$28,384,506

Cost of Sales		4,880,826	4,517,561		18,471,850	15,675,505
Gross profit		3,712,599	3,204,605		14,718,027	12,709,001

Operating expenses:
Selling, general and administrative		5,476,015	4,532,729		20,682,056	16,477,322
Research and development and engineering		242,155	308,116		1,006,600	1,127,961
		5,718,170	4,840,845		21,688,656	17,605,283
Loss from operations before other income and
interest expense, net		(2,005,571)	(1,636,240)		(6,970,629)	(4,896,282)

Other income		-	968,882		-	1,302,537
Interest expense, net		(103,598)	(130,023)		(521,768)	(342,299)

Net loss	1	$(2,109,169)	$(797,381	)1	$(7,492,397)	$(3,936,044)

Basic and diluted net loss per share		$(0.04)	$(0.02)		$(0.14)	$(0.08)

Shares used in computing basic and diluted
net loss per share		59,239,878	51,322,000		54,188,914	48,786,109

[1] Includes Depreciation and Amortization		$1,097,358	$988,042		$4,199,047	$3,217,200

Share-based compensation expense		$189,059	-		$1,437,170	-

*PhotoMedex, Inc. acquired ProCyte Corporation (“ProCyte”) on March 18, 2005 and, as such the operating results of ProCyte for the year ended December 31, 2005 include activity from ProCyte from March 19, 2005 through December 31, 2005.

PHOTOMEDEX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31, 2006	December 31, 2005
Assets
Cash and cash equivalents	$12,885,742	$5,609,967
Accounts receivable, net	4,999,224	4,651,080
Inventories	7,301,695	8,047,444
Other current assets	534,135	621,372
Property and equipment, net	9,054,098	7,044,713
Other assets	22,706,627	22,701,030
Total Assets	$57,481,521	$48,675,606

Liabilities and Stockholders' Equity
Accounts payable and accrued liabilities	$5,681,143	$5,171,387
Other current liabilities	755,913	670,740
Bank and Lease Notes Payable	6,941,551	4,416,451
Stockholders’ equity	44,102,914	38,417,028
Total Liabilities and Stockholders’ Equity	$57,481,521	$48,675,606

PHOTOMEDEX, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:	Three Months Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
Net loss	$(2,109,169)	$(797,381)	$(7,492,397)	$(3,936,044)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	1,097,358	988,042	4,199,047	3,217,200
Stock-based compensation expense related to employee options and restricted stock	189,059	-	1,437,170	-
Provision for bad debts	-	97,840	66,211	373,964
Other	18,692	129,459	62,847	212,336
Changes in assets and liabilities:
(Increase) decrease in:
Accounts Receivables	(277,884)	(30,497)	(414,355)	229,768
Inventories	203,339	(365,139)	815,766	(782,880)
Prepaid expenses and other assets	428,284	465,395	1,138,691	1,011,340
Increase (decrease) in:
Accounts payable & other accrued expenses	(274,078)	453,594	81,861	(1,789,160)
Deferred revenues	(32,615)	(65,296)	166,143	(266,366)
Net cash (used in) provided by operating activities	(757,014)	876,017	60,984	(1,729,842)

CASH FLOWS FROM INVESTING ACTIVITIES:	(1,480,632)	(938,216)	(5,026,811)	1,993,412

CASH FLOWS FROM FINANCING ACTIVITIES:	10,685,931	288,085	12,292,533	1,254,649

NET INCREASE IN CASH	8,448,285	225,886	7,326,706	1,518,219

CASH, BEGINNING OF PERIOD	4,281,457	5,177,150	5,403,036	3,884,817

CASH, END OF PERIOD	12,729,742	5,403,036	12,729,742	5,403,036

RESTRICTED CASH	156,000	206,931	156,000	206,931

TOTAL	$12,885,742	$5,609,967	$12,885,742	$5,609,967

The following tables reflect unaudited results of operations for our business segments for the periods indicated below:

Three Months Ended December 31, 2006
DOMESTIC XTRAC	INTERN’L DERM .EQUIPMENT	SKIN CARE	SURGICAL SERVICES	SURGICAL PRODUCTS AND OTHER	TOTAL

Revenues	$1,622,417	$748,401	$3,066,273	$1,785,855	$1,370,480	$8,593,426
Costs of revenues	1,116,116	495,219	953,692	1,516,134	799,668	4,880,829
Gross profit	506,301	253,182	2,112,581	269,721	570,812	3,712,597
Gross profit %	31.2%	33.8%	68.9%	15.1%	41.7%	43.2%
Allocated operating expenses:
Selling, general and administrative	1,316,590	(44,804)	1,638,503	227,763	153,318	3,291,370
Engineering and product development	-	-	121,351	-	120,803	242,154

Unallocated operating expenses	-	-	-	-	-	2,184,644

Loss from operations	(810,289)	297,986	352,727	41,958	296,691	(2,005,571)

Other Income	-	-	-	-	-	-
Interest expense, net	-	-	-	-	-	(103,598)

Net loss	($810,289)	$297,986	$352,727	$41,958	$296,691	($2,109,169)

Three Months Ended December 31, 2005
DOMESTIC XTRAC	INTERN’L DERM .EQUIPMENT	SKIN CARE	SURGICAL SERVICES	SURGICAL PRODUCTS AND OTHER	TOTAL

Revenues	$955,862	$502,535	$2,967,937	$1,742,163	$1,553,669	$7,722,166
Costs of revenues	739,274	292,759	977,832	1,392,606	1,115,090	4,517,561
Gross profit	216,588	209,776	1,990,105	349,557	438,579	3,204,605
Gross profit %	22.7%	41.7%	67.1%	20.1%	28.2%
Allocated operating expenses:
Selling, general and administrative	782,542	113,679	1,596,677	262,911	121,701	2,877,510
Engineering and product development	-	-	131,706	-	176,410	308,116

Unallocated operating expenses	-	-	-	-	-	1,655,219

Loss from operations	(565,954)	96,097	261,722	86,646	140,468	(1,636,240)

Other Income	-	-	-	-	-	968,882
Interest expense, net	-	-	-	-	-	(130,023)

Net loss	($565,954)	$96,097	$261,722	$86,646	$140,468	($797,381)